Exhibit (10)(iii)

STOCK OPTION PLAN FOR NON-EMPLOYEES/DIRECTORS

1. Purposes of Plan. The purpose of this Plan is to provide incentives for the Original Incorporators (as indicated on pages 10-12 of the offering circular dated September 25, 1989, and amended July 31, 1990) and Directors of Bank of North Carolina, a North Carolina corporation (the “Company”), and its subsidiary corporations by encouraging their ownership of the common stock, $ 5.00 par value, of the Company.

2. Definitions. As used herein, and in any Option granted hereunder, the following definitions shall apply:

(a) “Board” shall mean the Board of Directors of Bank of North Carolina.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future revenue laws.

(c) “Committee” shall mean the Stock Option Committee appointed by the Board in accordance with paragraph 3 of the Plan. If no Committee is appointed, the term “Committee” shall refer to the Board.

(d) “Company” shall mean Bank of North Carolina.

(e) “Incentive Stock Option” shall mean any stock option granted in accordance with the provisions of paragraph 7 of the Plan.

(f) “Option” shall mean a stock option granted pursuant to the Plan.

(g) “Optioned Shares” shall mean the Stock subject to an Option granted pursuant to the Plan.

(h) “Optioned shall mean a person who receives an Option under the Plan.

(i) “Plan” shall mean this Stock Option Plan for Non-Employees/Directors.

(j) “Stock” shall mean the $ 5.00 par value common stock of the Company.

(k) “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 425(f) of the Code.

3. Administration. The Plan shall be administered by the Stock Option Committee of the Board, as hereinafter provided. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive, and binding on all persons, including Optionees and their legal representatives and beneficiaries.

The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than three of its members. The Board of Directors shall designate one of the members of the Committee as its chairman. The Committee shall hold its meetings at, such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.

4. Stock Available for Option. There shall be available for Options under the Plan a total of twenty-one thousand three hundred twenty-six (21,326) shares of stock or five percent (5%) of total shares subscribed at the conclusion of the offering subject to adjustments which may be made pursuant to Section 6(e) of the Plan. Shares of Stock used for purposes of the Plan shall be authorized and unissued shares. Shares of Stock covered by Options which have terminated or expired prior to exercise shall be available for further Options hereunder.

5. Eligibility. Options under the Plan may be granted to Original Incorporators for up to twenty percent (20%) of the number of shares purchased by them as of August 31, 1989. Additionally, Options may be granted to Directors whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company.

6. Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by a Stock Option Certificate in a form approved by the Committee. The Committee shall, in its discretion, prescribe the terms and conditions of, and the number of shares of Stock subject to, the Options to be granted hereunder, which terms, conditions, and number of shares need not be the same in each case, subject to the following:

(a) Option Price. The price at which each share of Stock covered by an Option granted under the Plan shall be determined by the Committee and shall not be less than the greater of Eleven Dollars (S 11.00) per share or the fair market value per share at the time the Option is granted. The date of the granting of an Option shall be the date specified by the Committee in its grant of the Option. The fair market value of a share of Stock shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by other appropriate methods selected by the Committee.

(b) Option Period. The period for exercise of an Option shall be no more than five (5) years from date of the grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.

(c) Exercise of Options. In order to exercise an Option, the Optionee shall deliver to the Company a written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or a bank cashier’s check payable to the order of the Company in the full amount of the purchase price therefor; provided, that the purchase price may be paid in shares of Stock owned by Optionee having a fair market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. The fair market value of the Stock shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code or by other appropriate methods selected by the Committee. In the event the Optionee shall elect to pay the purchase price, or any portion thereof, in Stock, simultaneously with the delivery of the notice of exercise, the Optionee shall tender certificate(s) for such Stock to the Company, duly endorsed to the Company with signature guaranteed.

(d) Non-Transferability of Options. During the lifetime of an Optionee, Options held by such Optionee shall be exercisable only by him. No Option shall be transferable other than by will or the laws of dissent and distribution.

(e) Adjustments for Change in Stock Subject to Plan and Other Events. The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference Stock, ahead of or affecting the Stock or the rights thereto, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Provided, however, that if the outstanding shares of Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares or recapitalization, the number and kinds of shares subject to the Plan or subject to any Options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain a proportionate number of shares without changing the aggregate option price.

In connection with any merger or consolidation in which the Company is not the surviving corporation or any sale or transfer by the Company of all or substantially all of its assets, the Committee is hereby authorized and shall either:

(i) Give notice to the Optionee that pursuant hereto the Option shall terminate as of the effective date of the merger, consolidation, or sale; provided, that the Optionee is afforded a reasonable time prior to such effective date in which to exercise his Option and provided further, that upon the giving of such notice, the exercisability of the Option shall be accelerated to permit its exercise in full prior to such termination; or

(ii) Require any Optionee, at any time following the consummation of such a merger, consolidation, or sale or transfer of assets to surrender any Option (or portion thereof) to the Company in return for substitute option which is issued by the corporation surviving such merger or consolidation or the corporation which acquired such assets (or by an affiliate of such corporation) and which the Committee, in its sole discretion, determines to have a value to the Optionee substantially equivalent to the value to the Optionee of the Option (or portion thereof) so surrendered; or

(iii) Cause lawful and adequate provisions to be made whereby upon any exercise of an Option after such merger, consolidation, or sale or transfer of assets and at no additional cost other than the payment of the purchase price upon such exercise, the Optionee shall be entitled to receive in lieu of the Stock: (1) the number and class of shares or other securities, or (2) the amount of cash, or (3) the property, or (4) a combination of the foregoing, to which the Optionee would have been entitled pursuant to the terms of such merger, consolidation, sale, or transfer of assets, if holder of record of the number of shares of Stock for which such Option shall be so exercised.

(f) Registration. Listing. and Qualification of Shares of Stock. Each Option shall be subject to the requirement that if at any time the Board shall determine that the registration, listing, or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company may require that any person exercising an Option make such representations and agreements and furnish such information as the Company deans appropriate to assure compliance with the foregoing or any other applicable legal requirement.

(g) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of Options, as it deems advisable.

7. Provisions Applicable to Incentive Stock Options. The Committee may not grant additional Options under the Plan to the original Incorporators (beyond the specified amount indicated in Section 5). However, the Committee may, in its discretion, grant Options under the Plan to eligible Directors which constitute Incentive Stock Options within the meaning of Section 422(b) of the Code; provided, however, that (a) no Incentive Stock Option shall cover a number of shares in excess of those permitted to be covered by Section 422(d) of the Code, (b) no Incentive Stock Option shall be granted at an option price which is less than the fair market value per share on the date of grant, (c) if the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or any Subsidiary, the price per share shall not be less than one hundred ten percent (110%) of the market value per share on the date of grant, and (d) Section 6(e)(ii) hereof shall not apply to any Incentive Stock Option.

8. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no Option shall be granted hereunder, after November 30, 2001. Provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan; provided, however, that except as contemplated in Sections 6(b) and 6(e), the Board shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of the stockholders on which a proposal to amend the Plan is voted upon, and approval of the North Carolina Banking Commissioner’s office, (i) increase the number of shares of Stock for which Options may be granted under the Plan, (ii) change the minimum option prices, (iii) extend the period during which Options may be granted or exercised, or (iv) except as otherwise provided in the Plan, amend the requirements as to the class of Non-Employees/Directors eligible to receive Options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any Option held by such Optionee.

9. Effectiveness of Plan. The Plan shall be effective on the date the Board adopts the Plan and Options may thereafter be granted hereunder subject to the following conditions: Within twelve (12) months after the adoption of the Plan by the Directors, the Plan must be approved (i) by the affirmative vote of not less than two-thirds ( 2/3) of the issued and outstanding shares of the stock of the Company at a meeting of the stockholders duly called and held and (ii) by the North Carolina Commissioner of Banks. No Options granted hereunder shall be exercisable prior to the approval of the shareholders and the approval of the North Carolina Commissioner of Banks as aforesaid. In the event that the Plan shall not have been approved by the stockholders and the North Carolina Commissioner of Banks within twelve (12) months after the adoption of this Plan by the Board, the Plan shall thereupon terminate and all Options previously granted under the Plan shall become void and of no effect.

10. Other Actions. Nothing contained in this Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper purposes other than under the Plan with respect to any employee or other person, firm, corporation, or association.

11. Miscellaneous Provisions. The Plan and the Options granted hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina. Words used herein in the masculine gender shall include the feminine whenever the context so requires.